As filed with the Securities and Exchange Commission on December 29, 1999

                                                     Registration No. 33-59049
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                                   VIACOM INC.

               (Exact name of issuer as specified in its charter)

              Delaware                                       04-2949533
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                     1515 Broadway, New York, New York 10036
          (Address of principal executive offices, including zip code)

                           Blockbuster Investment Plan
                             Viacom Investment Plan

                            (Full title of the plans)

                            Michael D. Fricklas, Esq.
                     Senior Vice President, General Counsel,
                                   Viacom Inc.
                     1515 Broadway, New York, New York 10036
                                 (212) 258-6000
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
    Title of securities        Amount to be       Proposed maximum       Proposed maximum           Amount of
     to be registered           registered         offering price            aggregate          registration fee
                                                      per share           offering price
----------------------------------------------------------------------------------------------------------------
Class B Common Stock (1)         5,000,000               N/A                    N/A                    N/A
                                    (2)
----------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(c) under the Securities and Exchange Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Viacom Investment Plan and the Blockbuster Investment Plan.

(2) In March 1999, the Board of Directors of Viacom Inc. effected a 2-for-1 stock split pursuant to which each holder of record of a share of each class of Viacom Inc. common stock, par value $.01, received one share of such class of common stock for each share registered in the name of such holder. Accordingly, the number of shares of Class B common stock registered pursuant to the Registration Statement amended hereby is 5,000,000.

         This post-effective amendment on Form S-8 (the "Post-Effective Amendment") amends that registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on May 3, 1995 (Registration No. 33-59049) (the "Registration Statement"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The purpose of the present filing is to amend the above-referenced Registration Statement to include the Blockbuster Investment Plan, a plan which was spun off from the Viacom Investment Plan in anticipation of the pending sale of Blockbuster Inc. In addition, this Post-Effective Amendment removes the following plans that were originally included on the Registration Statement but were merged into the Viacom Investment Plan:

o    Paramount Communications Inc. Employee's Savings Plan;
o    Prentice Hall Computer Publishing Division Retirement Plan;
o    Blockbuster Entertainment Retirement and Savings Plan;
o Savings and Investment Plan for Employees of PVI Transmission Inc. and its Subsidiaries; and
o    Paramount (PDI) Distribution Inc., Employee's Savings Plan.

         The following represents information required in this Post-Effective Amendment that is not contained in the Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing information required by the Commission as set forth in Part I of Form S-8 will be sent or given to participants in the Blockbuster Investment Plan, which plan is listed on the cover of this Post-Effective Amendment, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Post-Effective Amendment pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

         PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The contents of the Registration Statement are hereby incorporated by reference in its entirety.

Item 4.       Exhibits.

The following exhibits are filed as part of this Post-Effective Amendment:

Exhibit
   No.         Description of Document
-------        -----------------------

4.1           Viacom Investment Plan

4.2           Blockbuster Investment Plan

23.1          Consent of PricewaterhouseCoopers LLP

24 Power of Attorney for Mr. Seidenberg (Powers of Attorney for others are incorporated by reference from the Registration Statement)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 29, 1999.

                                   VIACOM INC.

                                  (Registrant)

                                            By:    /s/ PHILIPPE P. DAUMAN
                                                 ------------------------
                                            Name:  Philippe P. Dauman
                                            Title: Deputy Chairman,
                                                   Executive Vice President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed by the following persons on December 29, 1999 in the capacities shown:

        Signature                               Capacity

        *                                       Director
--------------------------------
George S. Abrams

/s/ PHILIPPE P. DAUMAN                          Director
--------------------------------
Philippe P. Dauman

/s/ THOMAS E. DOOLEY                            Director
--------------------------------
Thomas E. Dooley

       *                                        Director
--------------------------------
Ken Miller

       *                                        Director
--------------------------------
Brent D. Redstone

       *                                        Director
--------------------------------
Shari Redstone

       *                                        Director, Chairman of the Board,
--------------------------------
Sumner M.  Redstone                             Chief Executive Officer

                                                (Principal Executive Officer)

       *                                        Director
--------------------------------
Frederic V. Salerno

       *                                        Director
--------------------------------
William Schwartz

       *                                        Director
--------------------------------
Ivan Seidenberg
--------------------------------

/s/ GEORGE S. SMITH, JR.                        Senior Vice President,
---------------------------------               Chief Financial Officer
George S. Smith, Jr.                            (Principal Financial  Officer)

/s/ SUSAN C. GORDON                             Vice President, Controller,
---------------------------------               Chief Accounting
Officer Susan C. Gordon                         (Principal Accounting Officer)

*By:             /s/ PHILIPPE P. DAUMAN         December 29, 1999
                 ---------------------------
                 Philippe P. Dauman,

                Attorney-in-Fact under Powers
                of Attorney either incorporated
                by reference from the Registration
                Statement or filed as Exhibit 24
                to this Post-Effective Amendment

                Blockbuster Investment Plan. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 29th day of December, 1999.

                             BLOCKBUSTER INVESTMENT PLAN

                             By:  /s/ WILLIAM A. ROSKIN
                                  ---------------------
                                  Name: William A. Roskin
                                  Title:  Senior Vice President,
                                          Human Resources and Administration,
                                          Viacom Inc.

                  Viacom Investment Plan. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 29th day of December, 1999.

                                    VIACOM INVESTMENT PLAN

                             By:  /s/ WILLIAM A. ROSKIN
                                  ---------------------
                                  Name: William A. Roskin
                                  Title:  Senior Vice President,
                                          Human Resources and Administration,
                                          Viacom Inc.

                                  EXHIBIT INDEX

         Number                   Title of Exhibit                          Page
         ------                   ----------------                          ----
         4.1                      Viacom Investment Plan

         4.2                      Blockbuster Investment Plan

         23.1                     Consent of PricewaterhouseCoopers  LLP

         24 Power of Attorney for Mr. Seidenberg (Powers of Attorney for others incorporated by reference from the Registration Statement).